Hexion Inc. 180 East Broad Street Columbus, OH 43215 hexion.com	NEWS RELEASE

FOR IMMEDIATE RELEASE

Hexion Inc. Announces Preliminary 2021 Results from Continuing Operations

COLUMBUS, Ohio - (January 26, 2022) - Hexion Inc. (“Hexion” or the “Company”) today announced preliminary unaudited results for the year ended December 31, 2021.
As previously announced, on November 24, 2021, Hexion entered into a definitive agreement to sell its epoxy-based Coatings and Composite businesses (the “Transaction”), which includes the epoxy specialty resins and base epoxy resins and intermediates product lines (together, the “Epoxy Business”). The Epoxy Business was formerly included in the Company’s Coatings & Composites reportable segment. As of December 31, 2021, Hexion reclassified its Epoxy Business as held for sale on the Consolidated Balance Sheets and will report its results of operations for the year ended December 31, 2021 and all comparable periods as “Income (loss) from discontinued operations, net of taxes” on the Consolidated Statements of Operations. Following completion of the Transaction, Hexion’s continuing operations will consist of the Company’s existing Adhesives Segment and its Versatic™ Acids and Derivatives product lines.
For 2021, the Company expects to report net sales from continuing operations of approximately $1.9 billion, operating income from continuing operations of $32 million to $42 million, Segment EBITDA of $250 million to $260 million and Pro Forma Segment EBITDA of $260 million to $280 million. Segment EBITDA and Pro Forma Segment EBITDA are non-GAAP financial measures and are defined and reconciled to operating income from continuing operations later in this release.
“2021 was a transformational year for Hexion,” said Craig Rogerson, Chairman, President and Chief Executive Officer. “We saw a strong performance in our Adhesives business reflecting increasing demand from residential housing construction starts and solid gains in our formaldehyde business, as well as a five percent increase in our Performance Materials volumes, in 2021. In addition, we’ve taken actions to strategically optimize our portfolio and position the Company for future success through the sale of our Phenolic Specialty Resins and European Forest Products business in April 2021 and the announced sale of our Epoxy Business.”

Mr. Rogerson added: “As part of our ongoing commitment to drive shareholder value, we remain focused on successfully completing the pending sale of our Epoxy Business and the pending acquisition of the balance of the Company by affiliates of American Securities LLC. Looking ahead to the first quarter of 2022, we expect continued strength in our Adhesives business reflecting residential construction demand, as well as solid demand for architectural coatings to support overall segment growth in the coming year. We believe we are well-positioned for growth in 2022 and going forward.”

The data presented in this press release reflects our preliminary estimated unaudited financial results for the year ended December 31, 2021, based upon information available to us as of the date of this announcement. This data is not a comprehensive statement of our financial results for the year ended December 31, 2021, and our actual results may differ materially from this preliminary estimated data. While we currently expect our results for the year ended December 31, 2021 to be within the ranges set forth above, the audit of our financial statements for the year ended December 31, 2021 has not been completed. During the preparation of our financial statements and the completion of the audit for the year ended December 31, 2021, additional adjustments to the preliminary estimated financial information presented above may be identified and could lead to our actual financial results materially differing from those presented.
Hexion plans to issue a more detailed press release regarding its fiscal year 2021 results, and will file its Annual Report on Form 10-K for the period ended December 31, 2021, in March, with an accompanying investor conference call to follow shortly thereafter.
Non-U.S. GAAP Measures
Segment EBITDA
Segment EBITDA (earnings before interest, income taxes, depreciation and amortization) is defined as EBITDA adjusted to exclude certain non-cash and other expenses that we view as not reflective of underlying business performance. Segment EBITDA is an important measure used by the Company's senior management and board of directors to evaluate operating results and allocate capital resources among segments. Segment EBITDA should not be considered a substitute for net income (loss) or other results reported in accordance with U.S. GAAP. Segment EBITDA may not be comparable to similarly titled measures reported by other companies.
Pro Forma Segment EBITDA
Pro Forma Segment EBITDA is defined in our debt instruments as Segment EBITDA adjusted for the expected future cost savings from business optimization programs or other programs which are permitted add backs under the Company's debt instruments. The Company believes that including the supplemental adjustments that are made to calculate Pro Forma Segment EBITDA provides additional information to investors about the Company’s ability to comply with its financial covenants and to obtain additional debt in the future. Pro Forma Segment EBITDA are not defined terms under U.S. GAAP. Pro Forma Segment EBITDA is not a measure of financial condition, liquidity or profitability, and should not be considered as an alternative to net income determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. Additionally, Pro Forma Segment EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not take into account certain items such as interest and principal payments on our indebtedness, depreciation and amortization expense (because the Company uses capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue), working capital needs, tax payments (because the payment of taxes is part of our operations, it is a necessary element of our costs and ability to operate), non-recurring expenses and capital expenditures.

Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “might,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, the loss of, or difficulties with the further realization of, cost savings in connection with our strategic initiatives, the impact of our indebtedness, our failure to comply with financial covenants under our credit facilities or other debt, pricing actions by our competitors that could affect our operating margins, changes in governmental regulations and related compliance and litigation costs and the other factors listed in the Risk Factors section of our SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section of our most recent filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About the Company
Based in Columbus, Ohio, Hexion is a global leader in thermoset resins. Hexion serves the global adhesive, coatings, and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Additional information about Hexion and its products is available at www.hexion.com

Media and Investor Contact:
John Kompa
+1 614-225-2223
john.kompa@hexion.com

RECONCILIATION OF OPERATING INCOME TO SEGMENT EBITDA FROM CONTINUING OPERATIONS (Unaudited)

	Year Ended December 31, 2021
	Low	High
Operating income from continuing operations (unaudited)	$32	$42
Reconciliation:
Adjustments to arrive at Segment EBITDA:
Depreciation and amortization	117	117
Business realignment costs	23	23
Stock-based compensation costs	26	26
Transaction costs (1)	25	25
Realized and unrealized foreign currency losses	2	2
Non-cash charges and other(2)	25	25
Total adjustments	218	218
Segment EBITDA from continuing operations (unaudited)	$250	$260
Post-transaction savings and other(3)	10	20
Pro Forma Segment EBITDA (unaudited)(4)	$260	$280

(1) Transaction costs represent professional fees related to strategic projects and costs associated with the set up of transition services agreement.

(2) Non-cash charges and other primarily includes expenses for retention programs, fixed asset disposals, legacy expenses, business optimization expense, financing fees and other expenses, partially offset by a gain on dispositions and non-service component of pension and other employee benefits impacts.

(3) Represents the pro forma impact of expected actions following completion of the Transaction. US GAAP continuing operations reporting precludes the Company from recording any future cost reductions that are expected to occur following completion of the acquisition as discontinued operations for the year ended 2021.

(4) Pro Forma Segment EBITDA is a defined term within our debt instruments and is not reflective of Article 11 of Regulation S-X pro forma requirements.